Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230447
PROSPECTUS SUPPLEMENT
(To prospectus dated April 19, 2019)

Synalloy Corporation
Subscription Rights to Purchase Up to 785,103 Shares of Common Stock at $12.75 per Share
We are distributing at no charge to the holders of our common stock as of 5:00 p.m., Eastern Time, on November 29, 2021 (the “Record Date”), non-transferable subscription rights (“Subscription Rights”) to purchase up to 785,103 shares of our common stock. One Subscription Right will be distributed for each share of our common stock owned on the Record Date. We refer to the offering that is the subject of this prospectus supplement as the “Rights Offering.”
Each Subscription Right will entitle the holder to purchase 0.083768 shares of our common stock at the subscription price of $12.75 per whole share (the “Subscription Price”). We will not issue fractional shares of our common stock in the Rights Offering and holders will only be entitled to purchase a whole number of shares of our common stock, rounded down to the nearest whole number that a holder would otherwise be entitled to purchase. If a holder fully exercises its basic subscription rights and other stockholders do not fully exercise their basic subscription rights, a holder may also exercise an oversubscription privilege to purchase additional shares of our common stock that remain unsubscribed at the expiration of the Rights Offering, subject to availability and pro rata allocation of shares among persons exercising this oversubscription privilege.
Christopher Hutter, our interim Chief Executive Officer, all of our directors, and our two largest stockholders—Privet Fund LP (“Privet”) and UPG Enterprises LLC (“UPG”)—have informed us that they intend to fully exercise their basic subscription rights. Additionally, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Privet and UPG have informed us that they intend to oversubscribe for additional shares of our common stock as well. However, no stockholder has made any formal binding commitment in such regard.
The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on December 16, 2021 (the “Expiration Date”), unless the Rights Offering is extended or terminated as described herein. You may not revoke the exercise of a Subscription Right after receipt of the payment of the Subscription Price as described in this prospectus supplement. Subscription Rights that are not exercised before the Expiration Date of the Rights Offering will expire and will have no value. There is no minimum number of shares of our common stock that we must sell in order to complete the Rights Offering.
Our common stock is traded on the Nasdaq Global Market under the symbol “SYNL.” On November 29, 2021, the closing price of our common stock as reported on the Nasdaq Global Market was $14.05 per share. We urge you to obtain a current market price for the shares of our common stock before making any determination with respect to the exercise of your Subscription Rights.
The Rights Offering is being made directly by us. We are not using a dealer manager, underwriter or selling agent. We have engaged American Stock Transfer & Trust Company, LLC to serve as our subscription agent (the “Subscription Agent”) for the Rights Offering. The Subscription Agent will hold the funds we receive from holders who exercise Subscription Rights until we complete or cancel the Rights Offering.
An investment in our common stock involves a high degree of risk. You should carefully review and consider the information contained in this prospectus supplement, including the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus supplement before exercising your Subscription Rights. See “Where You Can Find Additional Information” beginning on page S-36.
Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 30, 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement provides the terms of the Rights Offering and supplements the accompanying prospectus, filed on April 2, 2019 as part of a registration statement on Form S-3 that was declared effective by the United States Securities and Exchange Commission (the “SEC”) on April 19, 2019. The accompanying prospectus contains more general information about us and the securities we may offer from time to time, some which does not apply to the Rights Offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.
You should only rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in connection with the Rights Offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.
You should read the entire prospectus, prospectus supplement and the documents incorporated by reference therein and herein, before making an investment decision. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof, as applicable. You should assume that the information appearing in this prospectus supplement, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about, and to observe any restrictions as to, the Rights Offering and the distribution of this prospectus supplement applicable to those jurisdictions.
Unless the context requires otherwise, references in this prospectus supplement to “Synalloy, “we”, “us”, “our,” “ours,” “our company” or similar terms refer to Synalloy Corporation, a Delaware corporation, and its consolidated subsidiaries, unless expressly indicated or the context otherwise requires.
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FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “seek,” “continue,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the company, developments relating to our industries, customers and suppliers and market conditions and regulatory developments that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw material availability; financial stability of the Company’s customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with acquisitions; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by the Company’s debt financing arrangements; and other risks detailed from time-to-time in our SEC filings.
You should also consider carefully the statements under “Risk Factors,” in our most recent annual report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, any accompanying prospectus and the documents we incorporate by reference.
Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. Our forward-looking statements speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.
S-ii

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.
Company Overview
We are an industrials company focused on the production and distribution of piping, tubing and specialty chemicals. Our business is divided into two reportable operating segments, the Metals Segment and the Specialty Chemicals Segment. The Metals Segment operates as three reporting units, all International Organization for Standardization (“ISO”) certified manufacturers, including Welded Pipe & Tube Operations, a unit that includes Bristol Metals, LLC (“BRISMET”) and American Stainless Tubing, LLC (“ASTI”), which began operations effective January 1, 2019 pursuant to our acquisition of substantially all of the assets of American Stainless Tubing, Inc. (“American Stainless”), Palmer of Texas Tanks, Inc. (“Palmer”), and Specialty Pipe & Tube, Inc. (“Specialty”). Welded Pipe & Tube Operations manufactures stainless steel, galvanized, ornamental stainless steel pipe and tube, and other alloy pipe and tube. Palmer manufactures liquid storage solutions and separation equipment. Specialty is a master distributor of seamless carbon pipe and tube. The Metals Segment serves markets through the master distribution of pipe and tube and customers in the appliance, architectural, automotive and commercial transportation, brewery, chemical, petrochemical, pulp and paper, mining, power generation (including nuclear), water and waste-water treatment, liquid natural gas (“LNG”), food processing, pharmaceutical, oil and gas and other heavy industries. The Specialty Chemicals Segment operates as one reporting unit which includes Manufacturers Chemicals, LLC (“MC”), a wholly-owned subsidiary of Manufacturers Soap and Chemical Company (“MS&C”), and CRI Tolling, LLC (“CRI Tolling”). MC manufactures lubricants, surfactants, defoamers, reaction intermediaries and sulfated fats and oils. CRI Tolling provides chemical tolling manufacturing resources to global and regional chemical companies and contracts with other chemical companies to manufacture certain, pre-defined products. The Specialty Chemicals Segment produces specialty chemicals for the chemical, pulp and paper, coatings, adhesives, sealants and elastomers (CASE), textile, automotive, household, industrial and institutional, water and waste-water treatment, construction, oil and gas and other industries.
Recent Developments
On October 22, 2021, Synalloy entered into an agreement with DanChem Holdings, LLC, pursuant to which Synalloy purchased all of the issued and outstanding shares of common stock of DanChem Technologies, Inc. (“DanChem”) for $32.95 million, subject to certain customary adjustments for working capital, transactions expenses, cash and debt. The acquisition closed simultaneously with the execution of the agreement and was funded by borrowings under our existing credit facility. DanChem is a leading, full-service specialty chemicals contract manufacturing organization boasting the largest fleet of horizontal reactors in the industry and producing a broad array of diversified products.
Corporate Information
Synalloy was incorporated in 1958 as the successor to a chemical manufacturing business founded in 1945. Our principal executive offices are located at 4510 Cox Road, Suite 210, Richmond, Virginia 23060, and our telephone number is (804) 822-3260. Our website address is www.synalloy.com, where general information about us is available. Our website, and the information contained therein, or that can be accessed through, our website, is not a part of this prospectus supplement, and the inclusion of our website address is an inactive textual reference only.

Summary of the Rights Offering
The following summary describes the principal terms of the Rights Offering, but it is not intended to be a complete description of the Rights Offering. Please see the section entitled “The Rights Offering” for a more detailed description of the terms and conditions with respect to the distribution of Subscription Rights and the offering of our common stock.
Issuer
Synalloy Corporation.
Securities Offered
We are distributing to you, at no charge, one non-transferable Subscription Right to purchase 0.083768 shares of our common stock for every one share of our common stock that you owned as of 5:00 p.m., Eastern Time, on November 29, 2021, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. We will not issue fractional shares of our common stock in the Rights Offering and holders will only be entitled to purchase a whole number of shares of our common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.
The shares of common stock sold in the Rights Offering will be issued only in book-entry form. The Subscription Rights will not be transferable and will not trade as a separate security on any trading market.
Basic Subscription Rights
Each Subscription Right will entitle the holder to purchase 0.083768 shares of our common stock at $12.75 per whole share, the Subscription Price, which shall be paid in cash. After the Expiration Date, the Subscription Rights will expire and have no value.
Oversubscription Privilege
If you fully exercise your basic subscription right and other holders of Subscription Rights do not fully exercise their basic subscription rights, the over-subscription privilege entitles you to purchase additional shares of our common stock that remain unsubscribed at the Expiration Date, subject to availability and pro rata allocation of shares among stockholders exercising this oversubscription privilege and certain other limitations described herein, at the same Subscription Price per whole share of our common stock. If an insufficient number of shares of our common stock are available to fully satisfy all oversubscription requests, the available shares of our common stock issuable in the Rights Offering will be distributed proportionately among holders who exercise their oversubscription privilege based on the number of shares of our common stock each holder subscribed for under the basic subscription right. The proration process will be repeated until all issuable shares have been allocated or all oversubscription exercises have been fulfilled, whichever occurs earlier.
Subscription Price
The subscription price is $12.75 per whole share of our common stock. Holders must fund their subscriptions pursuant to both the basic subscription right and over subscription right at the Subscription Price. To be effective, any payment related to the exercise of a Subscription Right must clear prior to the Expiration Date.
Record Date
5:00 p.m., Eastern Time, on November 29, 2021.
Distribution Date
November 30, 2021.
We are commencing distribution of the Subscription Rights on November 30, 2021. Depending on whether you receive materials related to your shares of our common stock electronically or by mail, you may not receive your Subscription Rights immediately on the Distribution Date. If you hold your shares of our common stock through a custodian bank, broker, dealer, or other nominee, the timing of your receipt of your Subscription Rights will be determined by the procedures applied by your custodian bank, broker, dealer, or other nominee holder.
Expiration Date
5:00 p.m., Eastern Time, on December 16, 2021, subject to extension or termination. If you do not exercise your Subscription Rights before the Expiration Date, your unexercised Subscription Rights will be null and void and will have no value. We will not be obligated to honor your exercise of Subscription Rights if the Subscription Agent receives the documents and payment of the Subscription Price relating to your exercise after the Rights Offering expires, regardless of when you transmitted the documents.
Subscription Period
The Subscription Period begins on the Distribution Date and ends at 5:00 p.m., Eastern Time, on the Expiration Date.
Amendment, Extension and Termination
We may extend the Expiration Date at any time after the Record Date. We may also amend or modify the terms of the Rights Offering at any time prior to the Expiration Date, including if we extend the Rights Offering. We also reserve the right to terminate the Rights Offering at any time prior to the Expiration Date for any reason. In the event the Rights Offering is terminated, then the Subscription Agent will return all subscription funds without interest or deduction to those persons who exercised their Subscription Rights.
No Fractional Shares
We will not issue fractional shares of our common stock in the Rights Offering and holders will only be entitled to purchase a whole number of shares of our common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase.
Non-Transferability of Rights
The Subscription Rights may not be sold, transferred or assigned and will not be listed for trading on the Nasdaq Global Market or any other stock exchange or trading market.
Procedure for Exercising Rights
You may exercise your Subscription Rights by properly completing and executing your Rights Certificate and delivering it, together with the Subscription Price for each whole share of our common stock for which you subscribe under the basic subscription right and oversubscription privilege, to the Subscription Agent before the Expiration Date. If you use mail, we recommend that you use overnight courier or registered mail, properly insured, with return receipt requested.
How Rights Holders Can Exercise Rights Through Others
If you hold our common stock through a custodian bank, broker, dealer, or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the Rights Offering. If you wish to exercise your rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your custodian bank, broker, dealer or other nominee with the other Rights Offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.
How Foreign Stockholders and Other Stockholders Can Exercise Rights
The Subscription Agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the Subscription Agent hold the Rights Certificates for your account. To exercise your rights, you must notify the Subscription Agent prior to 11:00 a.m., Eastern Time, at least three (3) business days prior to the Expiration Date and establish to the satisfaction of the Subscription Agent that you are permitted to exercise your Subscription Rights under applicable law. If you do not follow these procedures by such time, your Subscription Rights will expire and will have no value.
No Revocation
Once you submit the Rights Certificate to exercise any Subscription Rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares of our common stock in the Rights Offering at the Subscription Price.
Payment Adjustments
If you send a payment that is insufficient to purchase the number of shares of our common stock requested, or if the number of shares of common stock requested is not specified in the Rights Certificate, the payment received will be applied to exercise your Subscription Rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your

Subscription Rights, including any oversubscription privilege exercised and permitted, the Subscription Agent will return to you the excess funds without interest or a deduction therefrom.
No Recommendation to Rights Holders
Although some or all of our directors may invest their own money in the Rights Offering, our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision based on your own assessment of our business and the Rights Offering. An investment in shares of our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement.
Use of Proceeds
Although we cannot determine what the actual net proceeds from the sale of our common stock in the Rights Offering will be until the Rights Offering is completed, assuming all Subscription Rights are exercised, we estimate that the aggregate net proceeds from the Rights Offering, after deducting estimated offering expenses, will be approximately $9.9 million. We currently intend to use the net proceeds from the Rights Offering for general corporate purposes, which may include, among other uses, certain growth initiatives as well as the repayment of our revolving credit facility. See “Use of Proceeds” beginning on page S-18.
Material U.S. Federal Income Tax Consequences
Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of Subscription Rights to you with respect to your shares of our common stock should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution. If you are a U.S. Person (as defined below), see “Material U.S. Federal Income Tax Consequences” beginning on page S-31. You should consult your tax advisor as to the particular consequences to you of the Rights Offering.
Delivery of Shares
If you purchase shares of our common stock through the Rights Offering, the Subscription Agent will arrange for the issuance of such shares as soon as practicable after the completion of the Rights Offering. All shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, the Depository Trust Company (DTC) will credit your account with your nominee with the securities you purchased in the Rights Offering.
Listing of Common Stock
Our common stock is listed on the Nasdaq Global Market under the symbol “SYNL.” The shares of our common stock to be issued in connection with the Rights Offering will also be listed on the Nasdaq Global Market under the same symbol. The Subscription Rights will not be listed for trading on the Nasdaq Global Market or any other stock exchange or market.
Fees and Expenses
We are not charging any fee or sales commission to issue Subscription Rights to you or to sell our common stock to you if you exercise your Subscription Rights (other than the Subscription Price). If you exercise your Subscription Rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.
Subscription Agent
American Stock Transfer & Trust Company, LLC.
Information Agent
You should direct any questions or requests for assistance concerning the method of subscribing for share of our common stock or for additional copies of this prospectus supplement to the information agent, Saratoga Proxy Consulting LLC, either toll free at (888) 368-0379, by email at info@saratogaproxy.com, or by mail at:
Saratoga Proxy Consulting LLC
520 8th Avenue, 14th Floor
New York, NY 10018
Risk Factors
Before investing in our common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-14 of this prospectus supplement and all other information appearing elsewhere and incorporated by reference in this prospectus supplement.
No “Going Private” Transaction
The Rights Offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act.
For additional information concerning the Rights Offering, see “The Rights Offering,” beginning on page S-23.
The information set forth in this prospectus supplement is based on 9,372,346 shares of common stock outstanding as of the Record Date and assumes that no options or warrants are exercised, no new restricted stock is issued under our equity incentive plans or we otherwise issue additional shares of our common stock prior to consummation of the Rights Offering.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and about our business, including potential risks related to the Rights Offering, our common stock, and our business.
Exercising the Subscription Rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement and all other information included in, or incorporated by reference into, this prospectus supplement in its entirety before you decide whether to exercise your Subscription Rights.
Q:	What is the Rights Offering?
A:
We are distributing to you, at no charge, one non-transferable Subscription Right for every share of our common stock that you owned as of 5:00 p.m., Eastern Time, on November 29, 2021, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. Each Subscription Right will entitle you to purchase 0.083768 shares of our common stock at the subscription price of $12.75 per whole share.

Q:	Why are we conducting the Rights Offering?
A:
The purpose of the Rights Offering is to raise equity capital in a cost-effective manner that provides all of our existing stockholders the opportunity to participate. We are conducting the Rights Offering to raise funds for general corporate purposes, which may include, among other uses, certain growth initiatives as well as the repayment of our revolving credit facility. For a detailed discussion, see “Use of Proceeds” beginning on page S-18.

Q:	Will fractional subscription rights or shares of common stock be issued?
A:
No. As we will not sell fractional shares of our common stock, and each Subscription Right represents the right to purchase 0.083768 shares of our common stock, you must exercise at least twelve Subscription Rights in order to purchase at least one share of our common stock pursuant to your basic subscription right. Holders of Subscription Rights will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number of shares of our common stock, which a holder would otherwise be entitled to purchase. For example, if you owned 1,000 shares of our common stock on the Record Date, you would be granted subscription rights to purchase an aggregate of 83 shares of our common stock (rounded down to the nearest whole share as described herein) at the Subscription Price per share. Any excess amount paid for any fractional shares of our common stock will be returned to you as soon as practicable, in the form in which it was made. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Q:	How was the Subscription Price determined?
A:
In determining the Subscription Price, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, the price at which our stockholders might be willing to participate in the Rights Offering, historical and current trading prices for our common stock, our need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. The Subscription Price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the Rights Offering. You should not consider the Subscription Price as an indication of value of us or our common stock. The market price of our common stock may decline during or after the Rights Offering, including below the Subscription Price. You should obtain a current quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.

Q:	What is the basic subscription right?
A:
Each Subscription Right gives our stockholders the right to purchase 0.083768 shares of our common stock at $12.75 per whole share, which shall be payable in cash and subject to the limits described herein. We have granted to you, as a holder of record as of the Record Date, one Subscription Right for every one share of our common stock you owned at that time. For example, if you owned 1,000 shares of our common stock as of the Record Date, you would have received Subscription Rights to purchase 83 shares of common stock at the Subscription Price, subject to certain limitations. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any Subscription Rights at all. However, if you exercise fewer than all of your basic subscription rights, you will not be entitled to purchase any additional shares of our common stock pursuant to the oversubscription privilege.

Q:	What is the oversubscription privilege?
A:
We do not expect all of our stockholders to exercise all of their basic subscription rights. The oversubscription privilege provides stockholders that exercise all of their basic subscription rights the opportunity to purchase shares of our common stock that are not purchased by other stockholders. If you fully exercise your basic subscription right, the oversubscription privilege of each Subscription Right entitles you to subscribe for additional shares of our common stock unclaimed by other holders of Subscription Rights in the Rights Offering at the same Subscription Price per whole share. If an insufficient number of shares is available to fully satisfy all oversubscription requests, the available shares will be distributed proportionately among Subscription Rights holders who exercise their oversubscription privilege based on the number of shares each Subscription Rights holder subscribed for under the basic subscription right. The proration process will be repeated until all issuable shares have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your oversubscription privilege, you must deliver the subscription payment for exercise of your oversubscription privilege before the expiration of the Rights Offering. Because we will not know the total number of unsubscribed shares of our common stock before the expiration of the Rights Offering, if you wish to maximize the number of shares you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available, assuming that no stockholder other than you has purchased any shares of our common stock pursuant to such stockholder’s basic subscription right and oversubscription privilege. Any excess subscription payments received by the Subscription Agent caused by proration will be returned by the Subscription Agent to you by mail, without interest or penalty, as soon as practicable after the Expiration Date. The Subscription Agent will return any excess payments in the form in which it was made. See “The Rights Offering—Subscription Rights—Oversubscription Privilege” beginning on page S-23.
Q:	Who will receive Subscription Rights?
A:	Holders of our common stock will receive one non-transferable Subscription Right for every one share of common stock owned as of 5:00 p.m., Eastern Time, on November 29, 2021.
Q:	How many shares of common stock may I purchase if I exercise my Subscription Rights?
A:
Each subscription right evidences a right to purchase 0.083768 shares of our common stock at the Subscription Price per whole share. You may exercise any number (or all) of your Subscription Rights, but only for whole shares of our common stock as described herein.

Q:	Am I required to subscribe in the Rights Offering?
A:	No.
Q:	What happens if I choose not to exercise my Subscription Rights?
A:
If you choose not to exercise your Subscription Rights, you will retain your current number of shares of our common stock. If other stockholders fully exercise their Subscription Rights or exercise a greater proportion of their Subscription Rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted.

Q:	Am I required to exercise all of the Subscription Rights I receive in the Rights Offering?
A:
No. You may exercise any number of your Subscription Rights, or you may choose not to exercise any Subscription Rights. If you do not exercise any Subscription Rights, the number of shares of our common stock you own will not change; however, you will own a smaller proportional interest in us than if you had timely exercised all or a portion of your Subscription Rights. If you choose not to exercise your Subscription Rights or you exercise fewer than all of your Subscription Rights and other stockholders fully exercise their Subscription Rights or exercise a greater proportion of their Subscription Rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage and your voting and other rights in us will likewise be diluted. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to purchase any additional shares of our common stock pursuant to the oversubscription privilege.

Q:	If I am a holder of stock options or warrants, may I participate in the Rights Offering?
A:
No. Holders of outstanding stock options or warrants on the record date will not be entitled to participate in the Rights Offering, except to the extent they hold shares of our common stock as of the Record Date.

Q:	Will the equity awards of our employees, officers and directors automatically convert into common stock in connection with the Rights Offering?
A:
No. Equity awards will not automatically convert into common stock. Holders of our equity awards, including outstanding stock options, will not receive Subscription Rights in the Rights Offering in connection with such equity awards, but will receive Subscription Rights in connection with any shares of our common stock held as of the Record Date.

Q:	How soon must I act to exercise my Subscription Rights?
A:
If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment (and your payment must clear) prior to the expiration of the Rights Offering, which is 5:00 p.m., Eastern Time, on December 16, 2021. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on December 16, 2021 by which you must provide it with your instructions to exercise your Subscription Rights and payment for your common stock. Our board of directors may, in its discretion, extend the Rights Offering one or more times. Our board of directors may cancel or amend the Rights Offering at any time before its expiration. In the event that the Rights Offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

Q:	Does Synalloy need to achieve a minimum participation level in order to complete the Rights Offering?
A:	No. We may choose to consummate, amend, extend or terminate the Rights Offering regardless of the number of shares of our common stock actually subscribed for by stockholders.
Q:	Can Synalloy terminate the Rights Offering?
A:
Yes. Our board of directors may decide to terminate the Rights Offering at any time prior to the expiration of the Rights Offering, for any reason. If we cancel the Rights Offering, any money received from subscribing stockholders will be refunded as soon as practicable, without interest or a deduction on any payments. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page S-24.

Q:	May I transfer my Subscription Rights if I do not want to purchase any shares of common stock?
A:
No. Should you choose not to exercise your Subscription Rights, you may not sell, give away or otherwise transfer your Subscription Rights. However, Subscription Rights will be transferable as required by operation of law, for example, upon the death of the recipient.

Q:	When will the Rights Offering expire?
A:
The Subscription Rights will expire and will have no value, if not exercised before 5:00 p.m., Eastern Time, on December 16, 2021, unless we decide to extend the Rights Offering Expiration Date until some later time or terminate the Rights Offering earlier. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page S-24. The Subscription Agent must actually receive all required documents and payments in cash, as provide herein, before the Expiration Date. There is no maximum duration for the Rights Offering.
Q:	Is there a guaranteed delivery period?
A:
No. There is no guaranteed delivery period in connection with the Rights Offering, so you must ensure that you properly complete all required steps prior to 5:00 p.m., Eastern Time, on December 16, 2021, unless we decide to extend the Rights Offering Expiration Date until some later time or terminate the Rights Offering earlier.

Q:	How do I exercise my Subscription Rights if I own shares in certificate form?
A:
You may exercise your Subscription Rights by properly completing and executing your Rights Certificate and delivering it, together in full with the Subscription Price for each whole share of our common stock you subscribe for, to the Subscription Agent before the Expiration Date. If you use mail, we recommend that you use overnight courier or registered mail, properly insured, with return receipt requested.

If you send a payment that is insufficient to purchase the number of shares of our common stock you requested, or if the number of shares of our common stock you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares of our common stock in the Rights Offering and the elimination of fractional shares. Any excess subscription payments received by the Subscription Agent will be returned promptly, without interest, following the expiration of the Rights Offering.
Q:	What form of payment is required to purchase shares of common stock?
A:
As described in the instructions accompanying the Rights Certificate, you must timely pay the full Subscription Price per whole share for the full number of shares of our common stock you wish to acquire under your Subscription Rights by delivering to American Stock Transfer & Trust Company, LLC, the subscription agent for the Rights Offering, a certified check, money order, or wire transfer of funds. Please note that we will not accept payment by means of uncertified personal check, bank draft or cashier’s check.

Q:	What should I do if I want to participate in the Rights Offering but my shares are held in the name of my custodian bank, broker, dealer or other nominee?
A:
If you hold our common stock through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owner Election Form” substantially in the form accompanying this prospectus supplement. You should receive this form from your custodian bank, broker, dealer or other nominee with the other Rights Offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.

Q:	What should I do if I want to participate in the Rights Offering, but I am a stockholder with a foreign address or a stockholder with an Army Post Office or Fleet Post Office address?
A:
The Subscription Agent will not mail Rights Certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your Subscription Rights, you must notify the Subscription Agent prior to 11:00 a.m., Eastern Time, at least three (3) business days prior to the Expiration Date and establish to the satisfaction of the Subscription Agent that it is permitted to exercise your Subscription Rights under applicable law. If you do not follow these procedures by such time, your Subscription Rights will expire and will have no value.

Q:	Will I be charged a sales commission or a fee if I exercise my Subscription Rights?
A:
We will not charge a brokerage commission or a fee to rights holders for exercising their Subscription Rights. However, if you exercise your Subscription Rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Q:	Has the board of directors made a recommendation regarding the Rights Offering?
A:
Neither the Company, nor our board of directors, is making any recommendation as to whether or not you should exercise your Subscription Rights. You are urged to make your decision based on your own assessment of the Rights Offering, after considering all of the information herein, including the “Risk Factors” beginning on page S-14 of this prospectus supplement, and of your best interests.

Q:	Have any directors, officers, and/or stockholders agreed to exercise their Subscription Rights?
A:
All holders of our common stock as of the Record Date will receive, at no charge, non-transferable Subscription Rights to purchase shares of our common stock as described in this prospectus supplement. To the extent that our directors and officers held shares of our common stock as of the Record Date, they will receive Subscription Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering.

Christopher Hutter, our interim Chief Executive Officer, all of our directors, and our two largest stockholders—Privet and UPG—have informed us that they intend to fully exercise their basic subscription rights. Additionally, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Privet and UPG have informed us that they intend to oversubscribe for additional shares of our common stock as well. However, no stockholder has made any formal binding commitment in such regard.
Q:	May stockholders in all states participate in the Rights Offering?
A:
Although we intend to distribute Subscription Rights to all stockholders as of the Record Date, we reserve the right in some states to require stockholders, if they wish to participate, to state and agree upon exercise of their respective Subscription Rights that they are acquiring the securities for investment purposes only, and that they have no present intention to resell or transfer any securities acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Q:	Are there risks in exercising my Subscription Rights?
A:
The exercise of your Subscription Rights involves significant risks. Exercising your Subscription Rights means buying our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors,” beginning on page S-14.

Q:	How many shares of our common stock will be outstanding after the Rights Offering?
A:
The number of shares of our common stock that will be outstanding after the Rights Offering will depend on the number of shares of our common stock that are purchased in the Rights Offering. Assuming no additional shares of our common stock are issued by us prior to consummation of the Rights Offering and assuming all offered shares of our common stock are sold in the Rights Offering, we will issue at most 785,103 shares of our common stock. In that case, we will have approximately 10,157,449 shares of our common stock outstanding after the Rights Offering. This would represent an increase of approximately 8.4% in the number of outstanding shares of our common stock.

The issuance of shares of our common stock in the Rights Offering will dilute, and thereby reduce, your proportionate ownership in our shares of our common stock, unless you fully exercise your basic subscription rights. In addition, the issuance of our common stock at a Subscription Price that is less than the market price as of the Record Date for the Rights Offering will likely reduce the price per share of our common stock held by you prior to the Rights Offering.
Q:	What will be the proceeds of the Rights Offering?
A:
If all Subscription Rights are exercised, we will receive gross proceeds of approximately $10 million before expenses, as provided herein. We are offering shares of our common stock in the Rights Offering with no minimum purchase requirement. As a result, there is no assurance we will be able to sell all or any of the shares of our common stock being offered, and it is not likely that all of our stockholders will participate in the Rights Offering.

Q:	After I exercise my Subscription Rights, can I change my mind and cancel my purchase?
A:
No. Once you exercise and send in your Rights Certificate and subscription payment, as provided herein, you cannot revoke the exercise of your Subscription Rights, even if you later learn information about the Company that you consider to be unfavorable, including if the market price for our common stock falls below the Subscription Price. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares of our common stock at the Subscription Price per whole share. See “The Rights Offering—No Revocation or Change” beginning on page S-28.

Q:	What are the material U.S. Federal income tax consequences of exercising my Subscription Rights?
A:
Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to a holder with respect to such holder’s shares of common stock should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution. If you are a U.S. Person, see “Material U.S. Federal Income Tax Consequences” beginning on page S-31. You should consult your tax advisor as to the particular consequences to you of the Rights Offerings.

Q:	If the Rights Offering is not completed, for any reason, will my subscription payment be refunded to me?
A:
Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until the Rights Offering is completed. If the Rights Offering is not completed, for any reason, any money received from subscribing stockholders will be refunded in the form which it was paid as soon as practicable, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the Subscription Agent will return payments through the record holder of your shares.

Q:	Will I receive interest on any funds I deposit with the Subscription Agent?
A:
No. You will not be entitled to any interest on any funds that are deposited with the Subscription Agent pending completion or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Q:	If I exercise my Subscription Rights, when will I receive my shares of common stock that I purchased in the Rights Offering?
A:
The Subscription Agent will arrange for the issuance of purchased shares as soon as practicable after the completion of the Rights Offering. All shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, the Depository Trust Company (DTC) will credit your account with your nominee with the securities you purchased in the Rights Offering. We will not be able to calculate the number of shares to be issued to each exercising holder until after the completion of the Rights Offering.

Q:	When can I sell the shares of common stock I receive in the Rights Offering?
A:
If you exercise your Subscription Rights and receive our common stock, you will be able to resell the shares of our common stock once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued due to factors such as the time required to complete all necessary calculations. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell the shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price.

Q:	To whom should I send my forms and payment?
A:
If your shares are held in the name of a custodian bank, broker, dealer or other nominee, the nominee will notify you of the Rights Offering and provide you with the Rights Offering materials, including a form entitled

“Beneficial Owners Election Form.” You should send the Beneficial Owner Election Form and payment, as provided therein, to the nominee, at the deadline that your nominee sets which may be earlier than the expiration of the Rights Offering. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the Rights Offering but you have not received this form.
If your shares are held in your name such that you are the record holder, then you should send your subscription documents, Rights Certificate and subscription payment, as provided herein, by first class mail or courier service to American Stock Transfer & Trust Company, LLC, the Subscription Agent. The address for delivery to the subscription agent by mail, hand or overnight courier is as follows:
American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Attn: Reorganization Department
Your delivery to a different address or other than by the methods set forth above will not constitute valid delivery. You, or, if applicable, your nominee, are solely responsible for ensuring the Subscription Agent receives your subscription documents, Rights Certificate, and subscription payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering period.
Q:	Will this Rights Offering result in the Company “going private” for purposes of Rule 13e-3 of the Exchange Act?
A:
No. The Rights Offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose or producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the Rights Offering, as described in this prospectus supplement, the Company will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the Nasdaq Global Market following completion of the Rights Offering.

Q:	What if I have other questions?
A:
If you have other questions about the Rights Offering, please contact our information agent, Saratoga Proxy Consulting LLC, either toll free at (888) 368-0379, by e-mail at info@saratogaproxy.com, or by mail at:

Saratoga Proxy Consulting LLC
520 8th Avenue, 14th Floor
New York, NY 10018

RISK FACTORS
You should carefully consider the risk factors set forth below, the other information contained in this prospectus supplement and any other risks described in our filings with the SEC including, but not limited to under Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended and supplemented by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Any of these risks could materially and adversely affect our business, financial condition, results of operations, liquidity and cash flows. In such a case, you may lose all or part of your investment. The risks described below and referenced above are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition, results of operations, liquidity and cash flows. If any of the risks or uncertainties described in this prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition or results of operations could be materially and adversely affected, which could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made in this prospectus supplement or our SEC filings or presented elsewhere by management from time to time. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Please also see “Forward-Looking and Cautionary Statements” beginning on page S-ii.
Risks Related to the Rights Offering
The Subscription Price determined for this Rights Offering is not an indication of our value.
In determining the Subscription Price for the Rights Offering, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: the likely cost of capital from other sources and the general conditions of the securities markets, the price at which our stockholders might be willing to participate in the Rights Offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. The Subscription Price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the Rights Offering. The market price of our common stock may decline during or after the Rights Offering, including below the Subscription Price. After the date of this prospectus supplement, our common stock may trade at prices above or below the Subscription Price.
The market price of our common stock may decline.
We cannot assure you that the market price of our common stock will not either increase or decline before the Subscription Rights expire. The commencement of the Rights Offering may result in a decrease in the trading price of our common stock, and this decline may continue after the completion of Rights Offering. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares of our common stock received in the Rights Offering choose to sell some or all of the shares, the resulting sales could depress the market price of our common stock.
There is no guarantee that by the time the shares are delivered to you, the market price of our common stock will be above the subscription price for such shares. Further, because the exercise of your Subscription Rights is not revocable and because the rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered.
There is no guarantee that the Subscription Price will be lower than the market price of our common stock at the time that the shares that you receive in the Rights Offering are delivered. Further, because the exercise of your Subscription Rights is not revocable and because the Subscription Rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered to you. Accordingly, the Subscription Price at which you are purchasing shares of common stock may be above the prevailing market price by the time that the shares of common stock are purchased and delivered.
If you exercise your Subscription Rights and the market price of our common stock falls below the Subscription Price, then you will have committed to subscribe in the Rights Offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell shares of our common stock that you received in the Rights Offering at a price equal to or greater than the Subscription Price. Until shares are issued to you in book-entry, or uncertificated, form upon the completion of the Rights Offering, you may not be able to sell the shares of our common stock that you receive in the Rights Offering. The Subscription Agent will arrange to issue shares of our common stock that you purchased in the Rights Offering in book-entry, or uncertificated, form as soon as practicable after the completion of the Rights Offering. We will not pay you interest on funds delivered to the Subscription Agent pursuant to the exercise of Subscription Rights.
If you do not exercise your Subscription Rights in full, your percentage ownership and voting rights in Synalloy will experience dilution.
If you choose not to exercise your Subscription Rights, you will retain your current number of shares of our common stock. If other stockholders fully exercise their Subscription Rights or exercise a greater proportion of their Subscription Rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage and your voting and other rights in the Company will likewise be diluted.
The Subscription Rights are non-transferable and thus there will be no market for them.
You may not sell, transfer or assign your Subscription Rights to anyone else, unless as required by operation of law. We do not intend to list the Subscription Rights on any securities exchange or any other trading market. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights.
You may not be able to resell any shares of our common stock that you receive pursuant to the exercise of Subscription Rights immediately upon expiration of the Rights Offering or be able to sell your shares at a price equal to or greater than the Subscription Price.
If you exercise Subscription Rights, you may not be able to resell the common stock that you receive in the Rights Offering until you, or your custodian bank, broker, dealer or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you received in the Rights Offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, and after all necessary calculations have been completed, there may be a delay between the Expiration Date of the Rights Offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your common stock at a price equal to or greater than the Subscription Price.
Because no minimum subscription is required and because we do not have formal commitments from our stockholders for the entire amount we seek to raise pursuant to the Rights Offering, we cannot assure you of the amount of proceeds that we will receive from the Rights Offering.
No minimum subscription is required for consummation of the Rights Offering. Although Christopher Hutter, our interim Chief Executive Officer, all of our directors, and our two largest stockholders—Privet and UPG—have informed us that they intend to fully exercise their basic subscription rights, and Privet and UPG have informed us that they intend to oversubscribe for additional shares of our common stock as well, we do not have a formal commitment from any stockholder(s) for the amount we seek to raise pursuant to the Rights Offering. It is also possible that no oversubscription privilege will be exercised in connection with the Rights Offering. As a result, we cannot assure you of the amount of proceeds that we will receive in the Rights Offering. Therefore, if you exercise all or any portion of your Subscription Rights, but other stockholders do not, we may not raise the desired amount of capital in the Rights Offering, the market price of our common stock could be adversely impacted and we may find it necessary to pursue alternative means of financing, which may be dilutive to your investment.
Because we may terminate the Rights Offering at any time prior to the Expiration Date, your participation in the Rights Offering is not assured.
We do not intend, but have the right, to terminate the Rights Offering at any time prior to the Expiration Date. If we determine to terminate the Rights Offering, we will not have any obligation with respect to the Subscription Rights except to return any money received from subscribing stockholders as soon as practicable, without interest or deduction.

You will need to act promptly and carefully follow the subscription instructions, or your exercise of Subscription Rights may be rejected.
Stockholders who desire to subscribe for shares of our common stock in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date, which is currently set to be 5:00 p.m. on December 16, 2021. If you are a beneficial owner of shares, you must act promptly to ensure that your custodian bank, broker, dealer or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your Subscription Rights and payment for your shares of our common stock. We will not be responsible if your custodian bank, broker, dealer or nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
By participating in the Rights Offering and executing a Rights Certificate, you are making binding and enforceable representations to the Company.
By signing the Rights Certificate and exercising their Subscription Rights, each stockholder agrees, solely with respect to such stockholder’s exercise of Subscription Rights in the Rights Offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and securities issued pursuant to an exercise of Subscription Rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.
If you exercise the oversubscription privilege, you may not receive all of the shares of common stock for which you subscribe.
Exercise of the oversubscription privilege will only be honored if and to the extent that the basic subscription rights have not been exercised in full. If a sufficient number of shares of our common stock are available, we will seek to honor your oversubscription privilege in full. If, however, oversubscriptions exceed the number of shares available to be purchased pursuant to the oversubscription privilege, we will allocate the available shares proportionately among stockholders who exercised their oversubscription privilege based on the number of shares each stockholder subscribed for under such stockholder’s basic subscription rights. As a result, you may not receive any or all of the shares of our common stock for which you exercise your oversubscription privilege.
As soon as practicable after the Expiration Date, the Subscription Agent will determine the number of shares of our common stock that you may purchase pursuant to the oversubscription privilege. If you have properly exercised your oversubscription privilege, we will issue the shares of our common stock purchased in the Rights Offering to you in book-entry, or uncertificated, form as soon as practicable after the Expiration Date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the oversubscription privilege, custodian banks, brokers, dealers and other nominee holders of Subscription Rights who act on behalf of beneficial owners will be required to certify to us and to the Subscription Agent as to the aggregate number of Subscription Rights exercised and the number of shares requested through the oversubscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.
The tax treatment of the Rights Offering may be treated as a taxable event to you.
We believe and intend to take the position that the distribution of the Subscription Rights in connection with the Rights Offering generally should not be a taxable event to holders of our common stock for U.S. federal income tax purposes. If the Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), holders of our common stock may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the Rights Offering. If you are a U.S. Person, see “Material U.S. Federal Income Tax Consequences” beginning on page S-31. You should consult your tax advisor as to the particular consequences to you of the Rights Offering, especially if you are not a U.S. Person.

We have broad discretion in the use of proceeds of the Rights Offering. Because our management will have broad discretion over the use of the net proceeds from the Rights Offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.
We currently intend to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, certain growth initiatives as well as the repayment of our revolving credit facility. Our board of directors and management will have considerable discretion in the application of the net proceeds from the Rights Offering, and it is possible that we may allocate the proceeds differently than investors in the Rights Offering may desire or that we may fail to maximize the return on these proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

USE OF PROCEEDS
Although we cannot determine what the actual net proceeds from the sale of common stock in the Rights Offering will be until the Rights Offering is completed, assuming all Subscription Rights are exercised, we estimate that the aggregate net proceeds from the sale of the common stock, after deducting estimated offering expenses, will be approximately $9.9 million. We currently intend to use the net proceeds from the Rights Offering for general corporate purposes, which may include, among other uses, certain growth initiatives as well as the repayment of our revolving credit facility. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the Rights Offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from the Rights Offering.

DESCRIPTION OF CAPITAL STOCK
The following description is a summary of the material provisions of our certificate of incorporation, as amended, and bylaws, as amended. Copies of the certificate of incorporation, as amended, and bylaws, as amended, have been filed with the SEC and are incorporated into this prospectus.
General
As of November 29, 2021, we had 24,000,000 shares of capital stock authorized. This authorized capital stock consisted of 24,000,000 shares of common stock, par value $1.00 per share. As of the date of this prospectus, we are not authorized under our certificate of incorporation to issue preferred stock. As of November 29, 2021, there were 9,372,346 shares of our common stock issued and outstanding.
Common Stock
Voting Rights
Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders and to vote such shares cumulatively at all elections of directors of the company. Holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action.
Dividends
Holders of our common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of the preferred stock.
No Preemptive or Conversion Rights
Holders of our common stock do not have preemptive rights to purchase additional shares of any class of our stock, and have no conversion or redemption rights.
Calls and Assessments
All of the issued and outstanding shares of our common stock are non-assessable.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, the holders of our common stock (and the holders of any class or series of stock entitled to participate with our common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of the preferred stock having preference over the common shares.
Preferred Stock
As of the date of this prospectus, we are not authorized under our certificate of incorporation to issue preferred stock. Accordingly, prior to establishing and issuing any series of preferred stock, our stockholders would need to approve an amendment to our certificate of incorporation (i) that establishes the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock, or (ii) that would provide our board of directors the authority to establish, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as the board of directors may deem advisable (a so-called “blank check” preferred stock provision), and our board of directors would have to establish the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock.
Assuming that we would obtain the appropriate stockholder approval necessary to issue preferred stock, the preferences and other terms of any series of preferred stock would be fixed by a certificate of designation or other amendment to our certificate of incorporation relating to the issuance of preferred stock by the Company generally and to the particular series of preferred stock. The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series, including, where applicable:
•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;
•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;
•	whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;
•	the provision for a sinking fund, if any, for such preferred stock;
•	the provision for redemption, if applicable, of such preferred stock;
•	any listing of such preferred stock on any securities exchange;
•	preemptive rights, if any;
•	the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);
•	a discussion of any material United States federal income tax consequences applicable to an investment in such preferred stock;
•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;
•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	any voting rights of such preferred stock; and
•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.
The description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to our certificate of incorporation and any certificate of designation or other amendment to our certificate of incorporation relating to the issuance of preferred stock by the Company generally and to the particular series of preferred stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law
General. Our certificate of incorporation and bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
Section 203 of the Delaware General Corporation Law. Unless a corporation elects in its certificate of incorporation or bylaws for Section 203 of the Delaware General Corporation Law not to apply, such section generally has an anti-takeover effect for transactions not approved in advance by a corporation’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. In our certificate of incorporation, we have expressly elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws prescribe the procedure that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by us not less than 30 days nor more than 60 days prior to the meeting and must describe various matters regarding the nominee or business to be brought and the stockholder giving the notice.
Amendment of the Certificate of Incorporation and Bylaws. Our certificate of incorporation can be amended by a majority vote of stockholders. There are no provisions which require a higher vote to amend. Our bylaws may be amended by a majority of our directors and may also be amended by the holders of a majority of our outstanding voting stock.
Removal of Directors. Under our bylaws, a director may be removed from office with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, but if less than the entire board is removed, no director may be removed without cause if the vote against his removal would be sufficient to elect him if cumulatively voted at an election.
The provisions of our certificate of incorporation and bylaws could tend to make the acquisition of Synalloy more difficult to accomplish without the cooperation or favorable recommendation of our board of directors.
Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or any predecessor of the company, or is or was serving at the request of the company, or any predecessor of the company, as a director, officer, incorporator, employee or agent of another corporation, or partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the company to the full extent then permitted by Delaware law against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding.
Our certificate of incorporation further provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as it now exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CAPITALIZATION
The following table describes our cash and cash equivalents and capitalization as of September 30, 2021 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the Rights Offering. You should read this table in conjunction with the section entitled “Use of Proceeds” in this prospectus supplement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which is incorporated by reference herein. No adjustments have been made to reflect normal course operations by us or other developments with our business after September 30, 2021, including the acquisition of DanChem Technologies, Inc. As a result, the adjusted information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date. Amounts have been rounded to the nearest thousand for presentation purposes and as a result total amounts may not represent arithmetical sums of components. The adjusted information provided below assumes 785,103 shares of our common stock are issued pursuant to the Rights Offering and reflects the gross proceeds therefrom.
	As of September 30, 2021
	Actual(1) (unaudited)	As Adjusted (unaudited)(3)
Cash and cash equivalents	$1,174	$11,184
Total debt (including current portion of long-term debt)	48,963	48,963
Equity
Common stock, par value $1.00 per share, authorized 24,000,000 shares; issued 10,300,000 and 11,085,103 shares issued and outstanding on an actual and pro forma basis, respectively(2)	10,300	11,085
Capital in excess of par value	37,037	46,262
Retained earnings	55,014	55,014
Cost of common stock in treasury – 970,653 shares	(9,124)	(9,124)
Total equity	93,227	103,237
Total capitalization	$142,190	$152,200
(1)
Historical amounts are derived from our unaudited financial statements and related footnotes appearing in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is incorporated by reference herein.

(2)	Our outstanding shares of common stock excludes all shares of common stock available for future grants under our equity incentive plan.
(3)
Assumes 785,103 shares of our common stock are issued pursuant to the Rights Offering and reflects the gross proceeds therefrom. Does not reflect the application of the net proceeds from the Rights Offering as described in the section entitled “Use of Proceeds.”

THE RIGHTS OFFERING
Subscription Rights
Basic Subscription Rights
We will distribute to each holder of our common stock who is a record holder of our common stock on the Record Date, which is November 29, 2021, at no charge, one non-transferable Subscription Right for every one share of our common stock owned. The Subscription Rights will be evidenced by non-transferable Rights Certificates. Each Subscription Right will entitle the holder to purchase 0.083768 shares of our common stock at the Subscription Price per whole share, which shall be paid in cash, upon timely delivery of the required documents and payment of the Subscription Price. If holders wish to exercise their Subscription Rights, they must do so prior to 5:00 p.m., Eastern Time, on December 16, 2021, the Expiration Date for the Rights Offering, subject to extension. After the Expiration Date, the Subscription Rights will expire and will have no value. See below “—Expiration of the Rights Offering and Extensions, Amendments and Termination.” You are not required to exercise all (or any) of your Subscription Rights. We will issue to the record holders who purchase shares of our common stock in the Rights Offering the shares in book-entry, or uncertificated, form as soon as practicable after the completion of the Rights Offering.
Oversubscription Privilege
Subject to the allocation described below, each subscription right also grants the holder an oversubscription privilege to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their basic subscription rights. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription right in full.
If you wish to exercise your oversubscription privilege, you should indicate the number of additional shares of our common stock that you would like to purchase in the space provided on your Rights Certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this Rights Offering. When you send in your Rights Certificate, you must also send the full purchase price, as provided herein, for the number of additional shares of our common stock that you have requested to purchase (in addition to the payment, as provided herein, due for shares of our common stock purchased through your basic subscription right). If the number of shares of common stock remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for shares pursuant to oversubscription privilege, you will be allocated additional shares in the proportion which the number of shares you purchased through the basic subscription right bears to the total number of shares that all oversubscribing stockholders purchased through the basic subscription right. The subscription agent will return any excess payments in the form in which they were made.
As soon as practicable after the Expiration Date, the Subscription Agent will determine the number of shares of our common stock that you may purchase pursuant to the oversubscription privilege. If you request and pay for more shares than are allocated to you, we will refund the overpayment in the form in which it was made. In connection with the exercise of the oversubscription privilege, custodian banks, brokers, dealers and other nominee holders of Subscription Rights who act on behalf of beneficial owners will be required to certify to us and to the Subscription Agent as to the aggregate number of Subscription Rights exercised, and the number of shares of our common stock requested through the oversubscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.
Subscription Price
The Subscription Price will be $12.75 per whole share of our comment stock. Subscribers must fund their subscriptions pursuant to both the basic subscription right and oversubscription privilege at the Subscription Price.
In determining the Subscription Price, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, the price at which our stockholders might be willing to participate in the Rights Offering, historical and current trading prices for our common stock, our need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis. The Subscription Price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the Rights Offering. You should not consider the Subscription Price as an indication of value of us or our common stock. The market price of our common stock may decline during or after the Rights Offering, including below the Subscription Price. You should obtain a current quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.
Expiration of the Rights Offering and Extensions, Amendments and Termination
You may exercise your Subscription Rights at any time prior to 5:00 p.m., Eastern Time, on December 16, 2021, the Expiration Date for the Rights Offering. If you do not exercise your Subscription Rights before the Expiration Date of the Rights Offering, your Subscription Rights will expire and will have no value. We will not be required to sell shares of our common stock to you if the Subscription Agent receives your Rights Certificate or payment, after the Expiration Date, regardless of when you sent the Rights Certificate and payment.
We may, in our sole discretion, extend the time for exercising the Subscription Rights. We may extend the Expiration Date at any time after the Record Date. If the commencement of the Rights Offering is delayed for a period of time, the Expiration Date of the Rights Offering may be similarly extended. We will extend the duration of the Rights Offering as required by applicable law, and may choose to extend the duration of the Rights Offering for any reason. We may extend the Expiration Date of the Rights Offering by giving written notice to the Subscription Agent before the scheduled Expiration Date. If we elect to extend the Expiration Date of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Date.
We reserve the right, in our sole discretion, to amend or modify the terms of the Rights Offering. We also reserve the right to terminate the Rights Offering at any time prior to the Expiration Date for any reason, in which event all funds received in connection with the Rights Offering will be returned without interest or deduction to those persons who exercised their Subscription Rights as soon as practicable.
Calculation of Subscription Rights Exercised; Missing or Incomplete Subscription Information
If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised your Subscription Rights with respect to the maximum number of whole shares of our common stock that may be exercised with the aggregate Subscription Price payment you delivered to the Subscription Agent. If your aggregate Subscription Price payment is greater than the amount you owe for exercise of your basic subscription right in full, you will be deemed to have exercised your oversubscription privilege to purchase the maximum number of shares with your overpayment.
If an insufficient number of shares of our common stock is available to fully satisfy all oversubscription privilege requests, the available shares will be distributed proportionately among rights holders who exercise their oversubscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right. The proration process will be repeated until all issuable shares have been allocated or all oversubscription exercises have been fulfilled, whichever occurs earlier. Any excess subscription payments received by the Subscription Agent caused by proration will be returned by the Subscription Agent to you by mail, without interest or penalty, as soon as practicable after the Expiration Date of the Rights Offering. The Subscription Agent will return any excess payments in the form in which it was made.
No Fractional Shares
We will not issue fractional shares of our common stock in the Rights Offering. Holders will only be entitled to purchase a whole number of shares of our common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. The excess amount for any fractional shares of common stock will be returned to you as soon as practicable, in the form in which it was made. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Method of Exercising Subscription Rights
The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. Your Subscription Rights will not be considered exercised unless the Subscription Agent receives from you, your custodian bank, broker, dealer or nominee, as the case may be, all of the required documents properly completed and executed and your full Subscription Price payment in cash, as provided herein, prior to the Expiration Date of the Rights Offering, which is currently set to be 5:00 p.m., Eastern Time, on December 16, 2021. Holders may exercise their Subscription Rights as follows:
Subscription by Registered Holders
Holders who are registered holders of our common stock as of the Record Date may exercise their Subscription Rights by properly completing and executing the Rights Certificate together with any required signature guarantees and forwarding it, together with payment in full, as provided herein, of the Subscription Price for each share of our common stock for which they subscribe, to the Subscription Agent at the address set forth under the subsection titled “—Delivery of Subscription Materials and Payment,” before the Expiration Date.
Subscription by DTC Participants
Banks, trust companies, securities dealers and brokers (each, a “Nominee”) that hold shares of our common stock on the Record Date as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise such beneficial owner’s Subscription Rights through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. Such Nominee may exercise the Subscription Rights on behalf of the exercising beneficial owner through DTC’s PSOP Function on the “agents subscription over PTS” procedure by (1) providing a certification as to the aggregate number of Subscription Rights exercised by the beneficial owner on whose behalf such Nominee is acting, and (2) instructing DTC to charge the Nominee’s applicable DTC account for the subscription payment for the new shares of our common stock to facilitate the delivery of the full subscription payment to the Subscription Agent. DTC must receive the subscription instructions and payment for the new shares of our common stock no later than the Expiration Date.
Subscription by Beneficial Owners
Holders who are beneficial owners of shares of our common stock as of the Record Date and whose shares are registered in the name of a custodian bank, broker, dealer or other nominee, or would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their custodian bank, broker, dealer or other nominee or institution to exercise their rights and deliver all documents and payment, on their behalf, prior to the Expiration Date. A holder’s Subscription Rights will not be considered exercised unless the Subscription Agent receives from such rights holder or the rights holder’s custodian bank, broker, dealer, or other nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.
Method of Payment
You must timely pay the full subscription amount, in U.S. currency, for the full number of shares of common stock at the Subscription Price you wish to acquire pursuant to the exercise of your Subscription Rights (including any exercise of the oversubscription privilege, if available) by delivering:
•	a wire transfer of immediately available funds to accounts maintained by the Subscription Agent; or
•	a certified check drawn against a U.S. bank payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent”.
Rights Certificates received after the Expiration Date of the Rights Offering will not be honored, and we will return your payment to you in the form received as soon as practicable, without interest or deduction. The Subscription Agent will not accept uncertified personal checks, bank drafts or cashier’s checks as a means of payment.
The Subscription Agent will be deemed to receive payment upon:
•	receipt of collected funds wired in the Subscription Agent’s account; or
•	receipt by the Subscription Agent of any certified check drawn upon a U.S. bank.

Instructions for Completing Your Rights Certificate
You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the Subscription Agent.
The method of delivery of Rights Certificates and payment of the subscription amount to the Subscription Agent will be at the risk of the holders of Subscription Rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the subscription period.
Unless a Rights Certificate provides that the shares of our common stock are to be delivered to the record holder of such Subscription Rights or such certificate is submitted for the account of a bank or a broker, signatures on such Rights Certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934 (an “Eligible Institution”), subject to any standards and procedures adopted by the Subscription Agent. See “—Medallion Guarantee May Be Required.”
Medallion Guarantee May Be Required
If you completed any part of the Rights Certificate to provide that the common stock purchased pursuant to your exercise of Subscription Rights were to be (x) issued in a name other than that of the registered holder, or (y) issued to an address other than that shown on the front of the Rights Certificate, your signature on each Rights Certificate must be guaranteed by an Eligible Institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP subject to standards and procedures adopted by the Subscription Agent.
Subscription Agent and Information Agent
The Subscription Agent for this Rights Offering is American Stock Transfer & Trust Company, LLC. We will pay all fees and expenses of AST related to the Rights Offering and have also agreed to indemnify AST from certain liabilities that it may incur in connection with the Rights Offering. AST can be contacted at the following address and telephone number:
American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Attn: Reorganization Department
(877) 248-6417 or (718) 921-8317
The Information Agent for this Rights Offering is Saratoga Proxy Consulting LLC. We will pay all fees and expenses of Saratoga related to the Rights Offering and have also agreed to indemnify Saratoga from certain liabilities that it may incur in connection with the Rights Offering. Saratoga can be contacted at the following address, telephone number and email:
Saratoga Proxy Consulting LLC
520 8th Avenue, 14th Floor
New York, NY 10018
Toll Free: (888) 368-0379
Email: info@saratogaproxy.com

Delivery of Subscription Materials and Payment
You should deliver your Rights Certificate and payment of the Subscription Price, as provided herein, or, if applicable, nominee holder certifications, to the Subscription Agent by mail, hand or overnight courier to:
American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Attn: Reorganization Department
Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your Subscription Rights.
You should direct any questions or requests for assistance concerning the method of subscribing for shares of our common stock or for additional copies of this prospectus supplement to the Information Agent.
Funding Arrangements; Return of Funds
American Stock Transfer & Trust Company, LLC, the Subscription Agent, will hold funds received in payment for shares of our common stock in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is withdrawn or terminated. If the Rights Offering is canceled for any reason, all subscription payments received by the Subscription Agent will be returned to subscribers, without interest or penalty, as soon as practicable.
Guaranteed Delivery
There is no guaranteed delivery period in connection with this Rights Offering, so you must ensure that you properly complete all required steps prior to 5:00 p.m., Eastern Time, on December 16, 2021, unless we decide to extend the Rights Offering Expiration Date until some later time or terminate the Rights Offering earlier.
Notice to Beneficial Holders
If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of the Record Date, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to find out their intentions with respect to exercising their Subscription Rights. You should obtain instructions from the beneficial owners with respect to their Subscription Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate Rights Certificates and submit them to the Subscription Agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of Subscription Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” substantially in the form accompanying this prospectus supplement. If you did not receive this form, you should contact the Subscription Agent to request a copy.
Beneficial Owners
If you are a beneficial owner of shares of our common stock or will receive Subscription Rights through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the Rights Offering. If you wish to exercise your Subscription Rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. If you hold shares of our common stock directly under your name in stock certificate(s) or in book-entry, or uncertificated, form, but would prefer to have your custodian bank, broker, dealer or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your Subscription Rights and payment for your shares.
To indicate your decision with respect to your Subscription Rights, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form” substantially in the form accompanying this prospectus supplement. You should receive the “Beneficial Owners Election Form” from your custodian bank, broker, dealer or other nominee with the other Rights Offering materials. If you wish to obtain a separate Rights Certificate, you should contact the nominee as soon as possible and request that a separate Rights Certificate be issued to you. You should contact your custodian bank, broker, dealer or other nominee if you do not receive this form but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive this form from your custodian bank, broker, dealer or nominee or if you receive it without sufficient time to respond.
Determinations Regarding the Exercise of Your Subscription Rights
We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your Subscription Rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your Subscription Rights because of any defect or irregularity. We will not accept any exercise of Subscription Rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the Rights Offering will be final and binding. Neither we, nor the Subscription Agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of Rights Certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of Subscription Rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. We will also not accept the exercise of your Subscription Rights if our sale of common stock to you could be deemed unlawful under applicable law.
No Revocation or Change
Once you submit the Rights Certificate to exercise any Subscription Rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase additional shares of our common stock at the Subscription Price.
Non-Transferability of the Rights
The Subscription Rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your Subscription Rights as required by operation of law; for example, a transfer of Subscription Rights to the estate of the recipient upon the death of the recipient would be permitted. If the Subscription Rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the Expiration Date.
Issuance of Common Stock
All shares of our common stock that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form, meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any securities you may have elected to purchase by exercise of your Subscription Rights in order to comply with state securities laws.
Validity of Subscriptions
We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither the Subscription Agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the Rights Offering, only when a properly completed and duly executed Rights Certificate and any other required documents and payment of the full subscription amount have been received by the Subscription Agent and any defects or irregularities therein waived by us. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.
Rights of Subscribers
You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock purchased in the Rights Offering. You will have no right to revoke your subscriptions after you deliver your completed Rights Certificate, subscription payment, as provided herein, and any other required documents to the Subscription Agent.
Foreign Stockholders and Stockholders with Army Post Office or Fleet Post Office Addresses
The Subscription Agent will not mail Rights Certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the Subscription Agent hold the Rights Certificates for your account. To exercise your Subscription Rights, you must notify the Subscription Agent prior to 11:00 a.m., Eastern Time, at least three (3) business days prior to the Expiration Date and establish to the satisfaction of the Subscription Agent that it is permitted to exercise your Subscription Rights under applicable law. If you do not follow these procedures by such time, your Subscription Rights will expire and will have no value.
No Board of Directors Recommendation
An investment in our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement. Our board of directors are not making any recommendation regarding whether you should exercise your subscription rights.
Purchase Commitments
Christopher Hutter, our interim Chief Executive Officer, all of our directors, and our two largest stockholders—Privet and UPG—have informed us that they intend to fully exercise their basic subscription rights. Additionally, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Privet and UPG have informed us that they intend to oversubscribe for additional shares of our common stock as well. However, no stockholder has made any formal binding commitment in such regard.
Shares of Common Stock Outstanding After the Rights Offering
The number of shares of our common stock that will be outstanding after the Rights Offering will depend on the number of shares of our common stock that are purchased in the Rights Offering. Assuming no additional shares of our common stock are issued by us prior to consummation of the Rights Offering and assuming the maximum number of offered shares of common stock are sold in the Rights Offering, we will issue approximately 785,103 shares of our common stock. In that case, we will have approximately 10,157,449 shares of our common stock outstanding after the Rights Offering. This would represent an increase of approximately 8.4% in the number of outstanding shares of our common stock.
Fees and Expenses
Neither we, nor the Subscription Agent, will charge a brokerage commission or a fee to stockholders for exercising their Subscription Rights. However, if you exercise your Subscription Rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.
Questions About Exercising Subscription Rights
If you have any questions or require assistance regarding the method of exercising your Subscription Rights or requests for additional copies of this document or any document mentioned herein, you should contact the Information Agent at the address and telephone number set forth above under “—Subscription Agent and Information Agent.”

No “Going Private” Transaction
The Rights Offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13 e-3 of the Exchange Act. Given the structure of the Rights Offering, as described in this prospectus supplement, the Company will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the Nasdaq Global Market following completion of the Rights Offering.
Other Matters
We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any of our securities from stockholders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any securities you may elect to purchase by exercise of your Subscription Rights in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights you will not be eligible to participate in the Rights Offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences of the receipt, exercise and expiration of the Subscription Rights and the ownership and disposition of our common stock acquired upon exercise of the Subscription Rights. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof and all of which are subject to change or to different interpretation, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurances that the IRS or a court will agree with such statements and conclusions.
This summary does not purport to be a complete analysis of all the potential tax considerations relating to the Subscription Rights. In addition, this summary does not address the tax consideration arising under the laws of any U.S. state or local. This discussion only applies to U.S. Persons (as defined below) and does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:
•	banks, insurance companies and other financial institutions;
•	tax-exempt entities, tax-exempt or government organizations;
•	brokers or dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, or are deemed to own, more than 5% of our capital stock;
•	certain U.S. expatriates, citizens or former long-term residents of the United States;
•	U.S. Persons whose “functional currency” is not the U.S. dollar;
•
persons who hold any Subscription Right as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);
•	persons deemed to sell any Subscription Right or share of common stock under the constructive sale provisions of the Code;
•	pension plans;
•	foreign or domestic partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in such entities;
•	real estate investment trusts or regulated investment companies;
•	personal holding companies or grantor trusts;
•	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
•	foreign sovereigns;
•	controlled foreign corporations;
•	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; and
•	persons that acquire any Subscription Right as compensation for services.
If a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds any Subscription Right, the tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships that hold any Subscription Right, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the receipt, exercise and expiration of the Subscription Rights and the ownership and disposition of our common stock acquired upon exercise of the Subscription Rights.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
For purposes of this discussion, a “U.S. Person” means a beneficial owner of any Subscription Right that is:
•	An individual who is a citizen or resident of the United States;
•
A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate whose income is subject to U.S. federal income tax regardless of its source; or
•
A trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. Persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. Person.

EACH HOLDER OF SHARES OF OUR COMMON STOCK IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF THE SUBSCRIPTION RIGHTS AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF THE SUBSCRIPTION RIGHTS.
Receipt of Subscription Rights
Although the authorities governing transactions such as the Rights Offering are complex and do not speak directly to the consequences of certain aspects of the Rights Offering or the distribution of Subscription Rights and the effects of the oversubscription privilege, we do not believe your receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of our common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) of the Code is subject to exceptions in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. We may have outstanding options and warrants could cause, under certain circumstances that cannot currently be predicted (such as a failure to properly adjust the option price in connection with a stock distribution), the receipt of Subscription Rights pursuant to this Rights Offering to be part of a disproportionate distribution, as contemplated in Section 305(b) of the Code.
Our position regarding the tax-free treatment of the Subscription Rights distribution is not binding on the IRS or the courts. If our tax position concerning the Rights Offering is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” described above or otherwise, the fair market value of the Subscription Rights will be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any. Any excess will be treated as a return of capital to the extent thereof and then as capital gain.
The following discussion assumes the treatment of the Subscription Rights issuance is a non-taxable distribution with respect to your existing shares of our common stock for U.S. federal income tax purposes.
Tax Basis in the Subscription Rights
If the fair market value of the Subscription Rights you receive is less than 15% of the fair market value of your existing shares of our common stock (with respect to which the Subscription Rights are distributed) on the date you receive the Subscription Rights, the Subscription Rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of our common stock between your existing shares of our common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of our common stock and the Subscription Rights, determined on the date of receipt of the Subscription Rights. If you choose to allocate basis between your existing shares of our common stock and the Subscription Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Subscription Rights. Such an election is irrevocable.

However, if the fair market value of the Subscription Rights you receive is 15% or more of the fair market value of your existing shares of our common stock on the date you receive the Subscription Rights, then you must allocate your basis in your existing shares of our common stock between those shares and the Subscription Rights you receive in proportion to their fair market values determined on the date you receive the Subscription Rights.
The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.
Holders of shares of our common stock should consult with their own tax advisors regarding their tax basis in shares of our common stock and Subscription Rights received.
Exercise of Subscription Rights
Generally, you will not recognize gain or loss upon the exercise of a Subscription Right acquired in the Rights Offering. Your initial tax basis in our common stock acquired pursuant to the exercise of a Subscription Right will equal the subscription price you pay, plus the tax basis, if any, in the Subscription Right you exercised, determined as described above. The holding period of shares of our common stock acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.
If you exercise a Subscription Right received in the Rights Offering after disposing of the shares of our common stock with respect to which such Subscription Right is received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (i) the allocation of the tax basis between the shares of our common stock previously sold and the Subscription Right, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold and (iii) the impact of such allocation on the tax basis of the shares of our common stock acquired upon exercise of the Subscription Right. Furthermore, if you exercise the Subscription Rights and sell other shares of our common stock within the 61-day period beginning 30 days before the exercise date and ending 30 days after the exercise date, the “wash sale” rules may disallow the recognition of any loss upon the sale of our common stock. If you exercise a Subscription Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Right is received or within 30 days before disposing of shares of our common stock, you should consult with your own tax advisor.
Expiration of Subscription Rights
If you allow Subscription Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing common stock previously allocated to the Subscription Rights that have expired to the existing common stock.
Distributions on Common Shares
Distributions with respect to shares of our common stock acquired upon exercise of Subscription Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purpose.
Dividend income received by certain non-corporate holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.
Dispositions on Common Shares
A holder that sells or otherwise disposes of shares of common stock acquired upon exercise of Subscription Rights in a taxable transaction will generally recognize capital gain or loss equal to the difference between the amount realized and such holder’s adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if a holder’s holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
You may be subject to information reporting and backup withholding with respect to the gross proceeds from the disposition of shares of our common stock acquired through the exercise of Subscription Rights or dividend payments. Backup withholding (currently at the rate of 24%) may apply under certain circumstances if you (i) fail to furnish a correct social security or other taxpayer identification number, or TIN, (ii) fail to report interest or dividends properly or (iii) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. Person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.
AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. HOLDERS RECEIVING A DISTRIBUTION OF SUBSCRIPTION RIGHTS CONTEMPLATED IN THIS RIGHTS OFFERING AND HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK BY EXERCISING SUCH SUBSCRIPTION RIGHTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. LAWS TO THEM.

PLAN OF DISTRIBUTION
On November 30, 2021, we are distributing Rights Certificates and copies of this prospectus supplement to those persons who were holders of our common stock on November 29, 2021, the record date for the Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of Subscription Rights in the Rights Offering and, except as described below, no commissions, fees or discounts will be paid in connection with the Rights Offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation and will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act.
Delivery of Subscription Rights
As soon as practicable after the record date for the Rights Offering, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus supplement to individuals who owned shares of common stock on 5:00 p.m., Eastern Time, on November 29, 2021. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent, American Stock Transfer & Trust Company, LLC, at the following address. If sent by mail, we recommend that you send documents and payments by overnight courier or registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to the Company.
American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219
Attn: Reorganization Department
In the event that the Rights Offering is not fully subscribed, holders of Subscription Rights who exercise all of their Subscription Rights pursuant to their basic subscription right will have the opportunity to subscribe for additional shares of our common stock pursuant to the oversubscription privilege. See further the section titled “The Rights Offering” beginning on page S-23.
We have not agreed to enter into any standby or other arrangement to purchase or sell any rights or any of our securities. Christopher Hutter, our interim Chief Executive Officer, all of our directors, and our two largest stockholders—Privet and UPG—have informed us that they intend to fully exercise their basic subscription rights. Additionally, if any Subscription Rights remain unexercised after the expiration of the Rights Offering, Privet and UPG have informed us that they intend to oversubscribe for additional shares of our common stock as well. However, no stockholder has made any formal binding commitment in such regard.
We have not entered into any agreements regarding stabilization activities with respect to our securities. If you have any questions, you should contact the Information Agent, Saratoga Proxy Consulting LLC, either toll free at (888) 368-0379, by email at info@saratogaproxy.com, or by mail at:
Saratoga Proxy Consulting LLC
520 8th Avenue, 14th Floor
New York, NY 10018
We have agreed to pay American Stock Transfer & Trust Company, LLC and Saratoga Proxy Consulting LLC customary fees and expenses related to the Rights Offering and have also agreed to indemnify such entities from liabilities that they may incur in connection with the Rights Offering.
Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock.

LEGAL MATTERS
The validity of the rights and shares of our common stock offered by this prospectus supplement have been passed upon for us by Jenner & Block LLP, Chicago, Illinois.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 9, 2021 (the “2020 Annual Report”);
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2021;
•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 10, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 9, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the SEC on November 9, 2021;

•
our Current Reports on Form 8-K filed with the SEC on January 19, 2021, February 5, 2021, March 9, 2021, March 18, 2021, May 10, 2021, May 17, 2021, May 21, 2021, July 6, 2021, August 9, 2021, August 30, 2021, October 25, 2021, November 9, 2021, November 16, 2021 and November 30, 2021 (other than the portions of those documents deemed to be furnished and not filed); and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 26, 1991 pursuant to Section 12 of the Exchange Act.
All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.
You may obtain any of the documents listed above from the SEC, through the SEC's website or from Synalloy by requesting them in writing or by telephone at the following address:
Synalloy Corporation
4510 Cox Road, Suite 201
Richmond, Virginia 23060
Attention: Investor Relations
Telephone: (804) 822-3260
These documents are available from us without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus supplement forms a part.

PROSPECTUS
$50,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Rights
Units
We may offer and sell from time to time in one or more offerings any combination of the securities listed above. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. The aggregate offering price of all securities we sell under this prospectus will not exceed $50,000,000. Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms for securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and that will be included in a supplement to this prospectus. See “Risk Factors” beginning on page 4 of this prospectus.
Our common stock is listed on the Nasdaq Global Market under the symbol “SYNL.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 19, 2019.

ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time that do not exceed $50,000,000 in the aggregate.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement, information incorporated by reference, or other offering material may include a discussion of any risk factors or other special considerations that apply to those securities or the specific plan of distribution. The prospectus supplement or information incorporated by reference may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be found on the SEC Internet site mentioned under the heading “Where You Can Find More Information.”
Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “Synalloy” and the “Company” to refer to Synalloy Corporation and its subsidiaries on a combined basis.
i

SUMMARY
This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities, any related free writing prospectus, and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
Business Overview
We are a growth oriented company that engages in a number of diverse industrial businesses. The company currently operates in two segments: Metals and Specialty Chemicals. Our Metals segment (“Synalloy Metals”) manufactures welded pipe and tube from stainless steel, galvanized steel and other specialty alloys. It also operates a master distributorship that supplies heavy wall, large diameter seamless carbon tube and pipe. In addition, Synalloy Metals manufactures fiberglass and steel liquid storage tanks and separation equipment. The principal markets for Synalloy Metals include energy, chemical, petrochemical, mining, power generation, liquid natural gas and liquefaction, water and waste water treatment, and pulp and paper. Our Specialty Chemicals segment (“Synalloy Specialty Chemicals”) produces specialty chemicals principally for the paper, mining, agriculture, paint, oil and gas and chemical industries. The primary product lines include defoamers, surfactants, lubricants, corrosion inhibitors and biocides.
Synalloy Metals
Synalloy Metals consists of Bristol Metals, LLC (“Brismet”), Palmer of Texas Tanks, Inc. (“Palmer”), Specialty Pipe & Tube, Inc. (“Specialty”), and American Stainless Tubing, LLC (“ASTI”). Brismet’s operations include the manufacturing of welded pipe from stainless steel and other specialty alloys; Palmer manufactures fiberglass and steel liquid storage solutions and separation equipment; Specialty is a master distributor of seamless carbon tube and pipe; and, ASTI is a manufacturer of high-end ornamental welded stainless steel tubing.
Brismet’s stainless steel products are used principally by customers requiring materials that are corrosion-resistant or suitable for high-purity processes. The largest users are the chemical, petrochemical, pulp and paper, waste water treatment and liquid natural gas industries. Other important users are in industries relating to mining, power generation (including nuclear), water treatment, brewery, food processing, petroleum, pharmaceutical and alternative fuels.
Palmer’s liquid storage solutions and separation equipment are significantly focused on providing fiberglass and steel tanks to the oil and gas industry, and are also used in the municipal water, wastewater, chemical and food industries. Additionally, Palmer offers a full range of related services, including transportation, installation and field repairs, giving it a “one-stop shopping” advantage.
Specialty distributes seamless carbon tube and pipe, with a focus on heavy wall, large diameter products. The end markets for Specialty’s products include oil and gas, heavy equipment and other industrial businesses where high-pressure applications are required.
ASTI’s stainless steel ornamental products are used principally by customers in the automotive, marine, food services, construction, furniture, and healthcare industries.
Synalloy Specialty Chemicals
Synalloy Specialty Chemicals consists of Manufacturers Chemicals, LLC (“MC”) and CRI Tolling, LLC (“CRI”). MC is a contract manufacturer that produces over 1,100 specialty chemical formulations and intermediates for use in a wide variety of applications and industries; and CRI is a toll manufacturer that provides outside chemical manufacturing resources to global and regional chemical companies.
MC’s primary product lines focus on the areas of defoamers, surfactants and lubricating agents. These three fundamental product lines are utilized in a diverse number of industries, including carpet, paper, mining, agriculture, paint, textiles, petroleum and other chemicals. MC’s capabilities also include the sulfation of fats and oils (animal and vegetable derivatives). The products produced by this process represent renewable resources, and are alternatives to more expensive and non-renewable product derivatives.
CRI engages in high quality specialty chemical toll manufacturing in which it processes raw materials and semi-finished goods for global and regional chemical companies. Our CRI facility provides such companies with access to state-of-the-art outside manufacturing and production capabilities. It also provides the company with redundant production capabilities for MC’s key products.
The Securities We May Offer
We may use this prospectus to offer securities in an aggregate amount of up to $50,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may sell our common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price of the shares.
Preferred Stock
We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of preferred stock.
Debt Securities
Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Warrants
We may sell warrants to purchase our shares of common stock, shares of our preferred stock, debt securities or any combination of these securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants.
Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
Rights
We may offer rights to our existing stockholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing stockholders, which will be described in the applicable prospectus supplement.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.
* * * * *
Our principal executive offices are located at 4510 Cox Road, Suite 201, Richmond, Virginia 23060. Our telephone number is (804) 822-3266. Our website address is www.synalloy.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should consider carefully the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and in all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of the securities could decline, and you could lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information that We File with the SEC.”
FORWARD-LOOKING AND CAUTIONARY STATEMENTS
We make certain forward-looking statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus that are based upon our current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “seek,” “continue,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the company, developments relating to our industries, customers and suppliers and market conditions and regulatory developments that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in nickel and oil prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; negative or unexpected results from tax law changes; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in our SEC filings.
You should also consider carefully the statements under “Risk Factors,” in our most recent annual report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents we incorporate by reference.
Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. Our forward-looking statements speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the offered securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, purchase contracts, rights or units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
DESCRIPTION OF CAPITAL STOCK
The following description is a summary of the material provisions of our certificate of incorporation, as amended, and bylaws, as amended. Copies of the certificate of incorporation, as amended, and bylaws, as amended, have been filed with the SEC and are incorporated into this prospectus.
General
As of March 11, 2019, we had 24,000,000 shares of capital stock authorized. This authorized capital stock consisted of 24,000,000 shares of common stock, par value $1.00 per share. As of the date of this prospectus, we are not authorized under our certificate of incorporation to issue preferred stock. As of March 11, 2019, there were 8,964,874 shares of our common stock issued and outstanding.
Common Stock
Voting Rights
Holders of common shares are entitled to one vote per share on matters to be voted on by stockholders and to vote such shares cumulatively at all elections of directors of the company. Holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action.
Dividends
Holders of common shares are entitled to receive dividends when and as declared by the board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of the preferred stock.
No Preemptive or Conversion Rights
Holders of our common shares do not have preemptive rights to purchase additional shares of any class of our stock, and have no conversion or redemption rights.
Calls and Assessments
All of the issued and outstanding common shares are non-assessable.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, the holders of common shares (and the holders of any class or series of stock entitled to participate with the common shares in the distribution of assets) shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of the preferred stock having preference over the common shares.
Preferred Stock
As of the date of this prospectus, we are not authorized under our certificate of incorporation to issue preferred stock. Accordingly, prior to establishing and issuing any series of preferred stock, our stockholders would need to approve an amendment to our certificate of incorporation (i) that establishes the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock, or (ii) that would provide our board of directors the authority to establish, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as the board of directors may deem advisable (a so-called “blank check” preferred stock provision), and our board of directors would have to establish the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock.

Assuming that we would obtain the appropriate stockholder approval necessary to issue preferred stock, the preferences and other terms of any series of preferred stock would be fixed by a certificate of designation or other amendment to our certificate of incorporation relating to the issuance of preferred stock by the Company generally and to the particular series of preferred stock. The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series, including, where applicable:
•	the title and stated value of such preferred stock;
•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;
•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;
•	whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;
•	the provision for a sinking fund, if any, for such preferred stock;
•	the provision for redemption, if applicable, of such preferred stock;
•	any listing of such preferred stock on any securities exchange;
•	preemptive rights, if any;
•	the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);
•	a discussion of any material United States federal income tax consequences applicable to an investment in such preferred stock;
•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;
•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	any voting rights of such preferred stock; and
•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.
The description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to our certificate of incorporation and any certificate of designation or other amendment to our certificate of incorporation relating to the issuance of preferred stock by the Company generally and to the particular series of preferred stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law
General. Our certificate of incorporation and bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
Section 203 of the Delaware General Corporation Law. Unless a corporation elects in its certificate of incorporation or bylaws for Section 203 of the Delaware General Corporation Law not to apply, such section generally has an anti-takeover effect for transactions not approved in advance by a corporation’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. In our certificate of incorporation, we have expressly elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws prescribe the procedure that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by us not less than 30 days nor more than 60 days prior to the meeting and must describe various matters regarding the nominee or business to be brought and the stockholder giving the notice.
Amendment of the Certificate of Incorporation and Bylaws. Our certificate of incorporation can be amended by a majority vote of stockholders. There are no provisions which require a higher vote to amend. Our bylaws may be amended by a majority of our directors and may also be amended by the holders of a majority of our outstanding voting stock.
Removal of Directors. Under our bylaws, a director may be removed from office with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, but if less than the entire board is removed, no director may be removed without cause if the vote against his removal would be sufficient to elect him if cumulatively voted at an election.
The provisions of our certificate of incorporation and bylaws could tend to make the acquisition of Synalloy more difficult to accomplish without the cooperation or favorable recommendation of our board of directors.
Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or any predecessor of the company, or is or was serving at the request of the company, or any predecessor of the company, as a director, officer, incorporator, employee or agent of another corporation, or partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the company to the full extent then permitted by Delaware law against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding.
Our certificate of incorporation further provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as it now exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
DESCRIPTION OF DEBT SECURITIES
Debt May Be Senior or Subordinated
We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.

Payments
We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in United States dollars.
Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the United States federal income tax consequences and special considerations applicable to any such debt securities.
Terms Specified in Prospectus Supplement
The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:
•	classification as senior or subordinated debt securities and the specific designation;
•	aggregate principal amount, purchase price and denomination;
•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;
•	date of maturity;
•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;
•	the interest payment dates, if any;
•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;
•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;
•
whether we will issue the debt securities in the form of certificated debt securities or global debt securities and, if applicable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of global debt securities;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;
•
the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•
information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;
•	the depository for debt securities held in global form, if any; and
•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.
Registration and Transfer of Debt Securities
Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.
If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “—Book-Entry Issuance.”
Subordination Provisions
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
Covenants
The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:
•	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and
•	the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.
Events of Default
The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.
The prospectus supplement will contain:
•
the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.
The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.
The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.
The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Discharge
The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.
We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.
Modification of the Indenture
The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.
The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.
We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.
Book-Entry Issuance
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form or one or more global securities registered in the name of a depositary, or its nominee, in the aggregate principal amount of the series of debt securities. For debt securities issued in global form, the Depository Trust Company (the “DTC”) may act as securities depository for such debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. Such global debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.
DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.
Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.
The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not affect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.
Notices and Voting
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.
Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.
Distribution of Funds
The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.
Successor Depositories and Termination of Book-Entry System
DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.
DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase common stock, preferred stock, debt securities or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.
This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant document when it is filed.
When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
Terms
The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:
•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies that investors may use to pay for the warrants;
•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered form or bearer form;
•	whether the warrants will be listed on any securities exchange;
•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant Agreements
We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.
We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.
Form, Exchange and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form – i.e., book-entry – will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form – i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.
Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise, or the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture.
Exercise and Redemption of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.
Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We may redeem any warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, which represent contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, or debt securities, as applicable, at a future date or dates. The price per share of common stock or preferred stock, or the price of our debt securities as applicable, may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the purchase contracts upon certain events. We may issue purchase contracts in distinct series.
The applicable prospectus supplement will describe the terms of any purchase contracts. The following description and any description of purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.
We may issue purchase contracts separately or as part of units, which we describe below. Units may consist of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of preferred stock or common stock, debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities.
The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	whether the purchase contracts will be issued in fully registered or global form; and
•	any other terms of the purchase contracts.

DESCRIPTION OF RIGHTS
General
We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering. Although we may issue rights, in our sole discretion, we have no obligation to do so.
The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be in a prospectus supplement accompanying this prospectus. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.
This summary also is subject to and qualified in its entirety by reference to all the provisions of the rights, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K, in connection with an issuance of rights to holders of our common stock or any series of our preferred stock. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.
Exercise Price
Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our financial condition and business prospects; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets. The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes, or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.
We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.
Withdrawal and Termination
We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of rights will have no rights as stockholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units comprised of any combination of our preferred stock, common stock, debt securities, warrants and purchase contracts. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus. The following description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
We may offer the securities in this prospectus from time to time as follows:
•	to or through underwriters or dealers;
•	directly to other purchasers;
•	through designated agents; or
•	through a combination of any of these methods.
Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. We and our affiliates may act as principal or agent in these transactions.
The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us, and any profit on the resale of the securities that they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the securities will be a new issue with no established trading market, other than our common stock which is listed on the Nasdaq Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market. We may elect to list any other class or series of securities on an exchange, but are not obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.
If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

EXPERTS
The consolidated financial statements of Synalloy Corporation as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, Williams Mullen, Richmond, Virginia, our counsel, will pass upon the validity of the securities to be issued by us through this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that electronically file documents with the SEC.
This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities we may offer. The registration statement and its exhibits are available on the SEC’s Internet site at the address set forth above.
We also maintain an Internet site at www.synalloy.com, which contains information relating to us and our business. Information contained on our Internet site is not incorporated by reference into this prospectus, any prospectus supplement or the registration statement unless otherwise stated in this prospectus or any prospectus supplement.
INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC
This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.
We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):
•	our annual report on Form 10-K for the year ended December 31, 2018 (including the portions of our proxy statement for our 2019 annual meeting of stockholders incorporated by reference therein);
•	our current reports on Form 8-K filed on January 4, 2019 (including the amendment thereto filed on March 18, 2019), February 22, 2019 and March 1, 2019; and
•	the description of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 26, 1991 pursuant to Section 12 of the Exchange Act.
We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of this offering. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.
We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to: Dennis M. Loughran, Senior Vice President and Chief Financial Officer, Synalloy Corporation, 4510 Cox Road, Suite 201, Richmond, Virginia 23060, (804) 822-3266.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement relating to the offered securities. No one else is authorized to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our business, financial condition and results of operations may have changed since that date.

Synalloy Corporation

Subscription Rights to Purchase Up to 785,103 Shares of Common Stock at $12.75 per Share
Prospectus Supplement
November 30, 2021